Exhibit 10.1

AGREEMENT FOR PURCHASE

AND SALE OF REAL PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (“Agreement”) is made this 17th day of June, 2019, by and between PRH INVESTMENTS, LLC a Florida limited liability company with offices at 315 South Biscayne Blvd, 3rd Floor, Miami, Florida 33131 (“Buyer”), and DIAMEDIX CORPORATION, a Florida corporation (“Seller”) with offices at 14100 N.W. 57th Court, Miami Lakes, Florida 33014.

FOR AND IN CONSIDERATION OF THE MUTUAL PROMISES SET FORTH HEREIN AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO AGREE AS FOLLOWS:

Section 1.     Terms. The terms listed below shall have the respective meanings as set forth adjacent to each term.

(a)     “Business Day(s)” shall mean any day of the week other than Saturday, Sunday or a day on which banking institutions in Miami, Florida are obligated or authorized by law to close.

(b)     “Buyer’s Broker” shall mean Dave Colonna of FIP Realty Services, LLC.

(c)     “Closing” shall mean the consummation of the sale of the Property by Seller to Buyer on the Closing Date.

(d)     “Closing Date” shall mean the date that is sixty (60) calendar days after the expiration of the Examination Period.

(e)     “Earnest Money” shall mean, when delivered, the sum of: (i) One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Initial Earnest Money Deposit”), delivered by Buyer to Greenberg Traurig, P.A., as escrow agent (the “Escrow Agent”) within three (3) days after the Effective Date; plus (ii) Four Hundred Thousand and No/100 Dollars ($400,000.00) (the “Additional Earnest Money Deposit”), delivered by Buyer to Seller, via wire transfer to Seller’s Account, within three (3) Business Days after the expiration of the Examination Period. The Earnest Money shall be non-refundable except as expressly provided in this Agreement, but is to be applied as part payment of the Purchase Price of the Property at Closing, or disbursed as agreed upon under the provisions of this Agreement. Buyer hereby agrees and acknowledges that, except as provided in this Agreement, the Earnest Money is non-refundable.

(f)     “Effective Date” shall mean that date when this Agreement is last executed by Seller and Buyer without any change or amendment to this Agreement as presented and delivered to the other party.

(g)     “Examination Period” shall mean the period beginning on the Effective Date of this Agreement and ending at 5:00 P.M., Eastern time in effect sixty (60) calendar days thereafter.

(h)     “Permitted Exceptions” shall mean: (i) taxes and assessments for the year 2019 and subsequent years; (ii) land use and zoning ordinances; (iii) except for the Seller Title Cure Items (as defined below), all matters reflected on the Title Commitment (as defined below); (iv) all matters reflected on the Survey; (v) any Subsequent Title Matters that are not timely objected to by Buyer; and/or (vi) any Subsequent Title Matters which are objected to by Buyer pursuant to a timely delivered Subsequent Title Objections Notice that Seller has elected (or is deemed to have elected) not to cure pursuant to the terms of this Agreement.

(i)	“Property” shall mean the following:

(i)     All of the land located at 2140, 2150, 2160, 2141, 2127 and 2115 North Miami Ave., 2155 NW Miami Court and 38 NW 22nd Street, Miami Florida, more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Real Property”), together with Seller’s interest, if any, in all strips and gores of land lying adjacent to the Real Property and owned by Seller, all easements, privileges, rights of way, riparian and other water rights, land underlying any adjacent public streets, roads and/or parks, and all tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining.

(ii)     All structures, warehouse and commercial buildings, parking areas, improvements, and fixtures owned by Seller and located on the Real Property (the “Improvements”).

(iii)     Seller’s interest, if any, in all deposits, licenses, permits, authorizations, approvals, impact fee credits, if any, pertaining to the ownership and/or operation of the Real Property, and all entitlements benefitting the Real Property, including, without limitation, those relating to any zoning or land use approvals currently in place for the Real Property.

(v)     All intangible property owned by Seller and used exclusively in connection with the Real Property and Improvements, including all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the Improvements (collectively, the “Intangible Property”).

(vi)     All contracts, arrangements, licenses, concessions, easements, service arrangements, employment contracts or agreements, brokerage agreements, agreements with contractors and any and all other contracts or agreements, either recorded or unrecorded, written or oral, affecting the Real Property or any portion thereof, or the use thereof (collectively, “Contracts”), as and to the extent the same are to be assumed by Buyer pursuant to the terms of this Agreement.

(vii)     All existing transferable guaranties, warranties, and indemnities, if any, now issued or issued prior to Closing (as defined below) that relate to the construction, operation and/or use the Real Property, if any.

(j)     “Purchase Price” shall mean Twenty One Million Seven Hundred Fifty Thousand and No/100 Dollars ($21,750,000.00).

(k)     “SEC Assemblage” shall mean the portion of the Real Property located at: (i) 2141 N. Miami Avenue (Folio Number: 01-3125-013-0020); (ii) 2127 N. Miami Avenue (Folio Number: 01-3125-013-0030); and (iii) 2115 N. Miami Avenue (Folio Number: 01-3125-016-0360).

(l)     “Seller Title Cure Items” shall mean the following items reflected on the Title Commitment for which Seller shall take the actions set forth in this Section 1(l): (i) with respect to Schedule B, Section I, Requirement 4.A, Seller shall deliver the Deed at Closing pursuant to, and in accordance with, Section 16(b)(i) of this Agreement together with any existence, organization, and/or authority documentation that may be reasonably required by the Title Company; (ii) with respect to Schedule B, Section I, Requirements 5 and 6, if Buyer orders county and municipal lien searches and such lien searches reflect any outstanding assessments in favor of Miami-Dade County, Florida, any special taxing district, and/or any municipality or any unpaid service charges for water, sewer, waste and/or gas, then, at or prior to Closing and subject to the Involuntary Lien Cap, if applicable, Seller shall pay any such amounts; (iii) with respect to Schedule B, Section I, Requirement 7 and Schedule B, Section II, Exceptions 1, 3.B, 3.C., 3.D., and 4, Seller shall provide the Owner’s Affidavit at Closing pursuant to, and in accordance with, Section 16(b)(v) of this Agreement. Except as set forth in this Section 1(l), Seller shall not be obligated to take any action with respect to the Seller Title Cure Items or any other matters reflected in the Title Commitment.

(m)     “Seller’s Account” shall mean a bank account designated by Seller, which shall be the account that Escrow Agent and/or Buyer, as applicable, delivers the Initial Earnest Money Deposit and the Additional Earnest Money Deposit.

(n)     “Seller’s Broker” shall mean Miguel Alcivar of Cushman and Wakefiled.

(o)     “Seller’s Notice Address” shall be as follows:

Diamedix Corporation

14100 N.W. 57th Court

Miami Lakes, Florida 33014

Attn: David Barka

Email: d.barka@erbadiagnostics.com

-with a copy to-

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

150 West Flagler Street

Suite 2200

Miami, Florida 33130

Attn: David Seifer

Email: DSeifer@stearnsweaver.com

except as same may be changed pursuant to Section 17 of this Agreement.

(p)     “Buyer’s Notice Address” shall be as follows:

PRH Investments, LLC

315 South Biscayne Blvd, 3rd Floor,

Miami, Florida 33131

Attn: Carlos Rosso

Email: crosso@relatedgroup.com

-with a copy to-

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Miami, Florida 33131

Attn: Kimberly S. LeCompte, Esq.

Email: lecomptek@gtlaw.com

except as same may be changed pursuant to Section 17 of this Agreement.

(q)     “Title Company” shall mean Chicago Title Insurance Company.

Section 2.     Brokerage. At Closing, Seller will pay Seller’s Broker a commission pursuant to and subject to the terms of a separate agreement between Seller and Seller’s Broker. Buyer will pay Buyer’s Broker a commission pursuant to and subject to the terms of a separate agreement between Buyer and Buyer’s Broker. Seller and Buyer each warrant to the other that no real estate broker or agent, other than Seller’s Broker and the Buyer’s Broker, has been used or consulted in connection with the purchase and sale of the Property. Each covenants and agrees to defend, indemnify and save the other harmless from and against any actions, damages, real estate commissions, fees, costs and/or expenses (including reasonable attorneys’ fees), resulting or arising from any commissions, fees, costs and/or expenses due to any real estate brokers or agents, other than as identified herein, because of the purchase and sale of the Property and the execution and delivery of this Agreement, due to the acts of the indemnifying party.

Section 3.     Proration of Expenses/Payment of Costs.

(a)     Seller and Buyer agree that all items of income and expense with respect to the Property shall be prorated as of the date of Closing, including, without limitation, real property taxes, utilities and any other assumed liabilities, if any. The Closing Date shall be treated as the “Buyer’s day” for purposes of prorations. At Closing, Seller shall pay for: (i) documentary stamp taxes, surtaxes and other conveyance fees or taxes on the Deed; and (ii) the fees and costs of any counsel representing Seller in connection with this transaction. The Buyer shall pay for (1) the per page recording cost of recording the Deed; (2)  the cost of the Survey (as defined below); (3) all costs with respect to the Title Company’s preparation and issuance of the Title Commitment and Title Policy (as such terms are defined in Section 5 of this Agreement), including, without limitation, the premium for the Title Policy; (4) the costs of Buyer’s investigations of the Property; and (5) the fees and costs of any counsel representing Buyer in connection with this transaction. All costs and expenses incident to this transaction and Closing and not specifically described above shall be paid by the party incurring same.

(b)     Accrued general real estate taxes for the year of Closing not yet due and payable shall be prorated as of the Closing Date on the basis of the actual taxes for the year, if known, or if unknown, the most recent ascertainable taxes, but in either case based on the maximum allowable discount for early payment. Buyer shall pay all such taxes when they become due and payable and, promptly thereafter, the parties shall re-prorate taxes with, if any amount is due, an appropriate payment from one party to the other on the basis of the amount of taxes then due and payable. Prior to or at Closing, Seller shall pay or have paid all real estate tax bills for years other than the year of Closing. Buyer hereby agrees and acknowledges that Seller has disclosed to Buyer that the real estate taxes for 2018 are currently past due and delinquent (the “2018 Delinquent Taxes”) and that the 2018 Delinquent Taxes will be paid by Seller at Closing. Special assessments, which are confirmed or become a lien prior to Closing and pending assessments for work substantially completed as of Closing shall be credited to Buyer at Closing. Buyer shall receive no credit for other pending special assessments and Buyer shall be responsible for all special assessments levied against the Property which are payable in periodic installments, provided that the then current installment shall be prorated between the parties at Closing.

Section 4.     Earnest Money; Payment of Purchase Price.

(a)     Within three (3) calendar days after the Effective Date, Buyer shall deliver to Escrow Agent an amount equal to the Initial Earnest Money Deposit. If Buyer fails to deliver, or does not have the right to deliver, the Survey Termination Notice (as defined below) prior to the expiration of the Survey Review Period, then Escrow Agent shall deliver to Seller, via wire transfer to Seller’s Account, the Initial Earnest Money Deposit pursuant to the terms of Section 6(b) below. If, prior to the expiration of the Examination Period, Buyer delivers (or is deemed to have delivered) the Approval Notice (as defined below), then, within three (3) Business Days after the expiration of the Examination Period, Buyer shall deliver to Seller, via wire transfer to Seller’s Account, an amount equal to the Additional Earnest Money Deposit. For the avoidance of any doubt, Buyer hereby acknowledges and agrees that any portion of the Earnest Money delivered to Seller in accordance with the terms of this Agreement shall not be held in escrow by Seller. As such, Buyer hereby acknowledges that, upon receipt, Seller may utilize the Earnest Money (or any portion thereof) for any purpose and without restriction from and after the date such amounts are delivered to Seller. Notwithstanding anything in this Agreement to the contrary and for the avoidance of any doubt, if Buyer terminates this Agreement pursuant to the terms hereof and, following such termination, the express terms of this Agreement obligate Seller to return the Earnest Money to Buyer, then Seller’s obligation to return the Earnest Money shall be limited to any portion of the Earnest Money actually delivered by Escrow Agent or Buyer, as applicable, to Seller.

(b)     Buyer shall pay the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in accordance with the terms of the Agreement, in immediately available United States funds at Closing.

Section 5.     Title Commitment. Prior to the Effective Date, Buyer has obtained a current title commitment a copy of which is attached hereto as Exhibit “I” (the “Title Commitment”) for the issuance of an owner policy of title insurance (“Title Policy”) covering the Real Property issued by the Title Company.

Section 6.     Title/Survey Review.

(a)     Buyer hereby agrees and acknowledges that: (i) Buyer shall have no right to object to any matters reflected on the Title Commitment; (ii) except for the Seller Title Cure Items, all items reflected on the Title Commitment shall constitute and be deemed Permitted Exceptions for all purposes under this Agreement; and (iii) except for the Seller Title Cure Items and the Required Clearance Exceptions, Seller shall not be obligated to satisfy or remove any items reflected in the Title Commitment.

(b)     Buyer shall have until the date that is fourteen (14) days after the Effective Date (“Survey Review Period”) within which to review a current ALTA/NSPS survey of the Property (the “Survey”) and confirm the square footage of the Real Property. If the Survey reflects that the Real Property contains less than Ninety Thousand Four Hundred Seventeen (90,417) square feet, then Buyer may terminate this Agreement by providing Seller and Escrow Agent with written notice of such election to terminate this Agreement pursuant to this Section 6(b) on or before the expiration of the Survey Review Period (such notice, the “Survey Termination Notice”), in which case this Agreement shall terminate, Escrow Agent shall return the Initial Earnest Money Deposit to Buyer, and thereafter Buyer and Seller shall be released of any and all obligations under this Agreement, except for those that expressly survive termination. If the Survey reflects that the Real Property contains Ninety Thousand Four Hundred Seventeen (90,417) square feet or more, then: (i) Buyer shall have no right to terminate the Agreement pursuant to this Section 6(b); (ii) the Initial Earnest Money Deposit shall be non-refundable except as expressly provided in this Agreement; and (iii) within three (3) business days after Buyer’s receipt of the Survey indicating that the Real Property contains at least Ninety Thousand Four Hundred Seventeen (90,417) square feet, Escrow Agent shall deliver to Seller, via wire transfer to Seller’s Account, the Initial Earnest Money Deposit. If Buyer fails to deliver the Survey Termination Notice prior to the expiration of the Survey Review Period, then Buyer shall be deemed to have waived its right to terminate the Agreement pursuant to this Section 6(b). Buyer hereby agrees and acknowledges that except as set forth in this Section 6(b) Buyer shall have no right to object to any matters reflected on the Survey and all such matters shall constitute and be deemed Permitted Exceptions for all purposes under this Agreement.

(c)     Following the expiration of the Survey Review Period, and provided that Buyer has not terminated this Agreement pursuant to Section 6(b) above, Buyer shall be entitled to record in the Public Records of Miami-Dade County, Florida a memorandum of the Agreement in substantially the form attached hereto as Exhibit “J” (the “Memorandum of Contract”); provided, however, that prior to recording the Memorandum of Contract, Buyer shall execute a termination of the Memorandum of Contract in substantially the form attached hereto as Exhibit “K” (the “Termination of Memorandum of Contract”) and deliver an original executed copy of such Termination of Memorandum of Contract to Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (“Seller’s Counsel”) to hold in escrow. Buyer shall be prohibited from recording the Memorandum of Contract until such time as Seller’s Counsel confirms, in writing (which may be via electronic mail), that Seller’s Counsel has received the Termination of Memorandum of Contract duly executed and acknowledged by Buyer. In the event that Buyer sends the Termination Notice (as defined below) or if this Agreement is otherwise terminated pursuant to its terms, then Seller’s Counsel shall be authorized to release the Termination of Memorandum of Contract from escrow and record the Termination of Memorandum of Contract in the Public Records of Miami-Dade County, Florida without any consent or approval from Buyer.

(d)     Notwithstanding the foregoing and anything contained herein to the contrary, but subject to the Involuntary Lien Cap (as defined below), as and if applicable, Seller will satisfy the Seller Title Cure Items in accordance with Section 1(l) of this Agreement and Seller shall, at or prior to Closing, be required to remove or cause to be removed any: (A) liens, delinquencies, judgments, violations or other encumbrances that affect the Property and were created by, through or under Seller (including the 2018 Delinquent Taxes and any other delinquent payments for general real estate taxes and/or governmental assessment, but excluding any such amounts that are not yet due and payable) that can be satisfied solely by the payment of a liquidated amount; (B) liens, delinquencies, judgments, violations or other encumbrances that affect the Property and were created by, through or under a party other than Seller that can be satisfied solely by the payment of a liquidated amount (“Involuntary Liens”) not exceeding Fifty Thousand and No/100 Dollars ($50,000.00) in the aggregate (the “Involuntary Lien Cap”); and (C) mortgage financing documentation encumbering the Real Property (the items listed in subsections (A), (B), and (C) of this Section 6(d) shall collectively be referred to as the “Required Clearance Exceptions”). In the event that the Involuntary Liens, in the aggregate, exceed the Involuntary Lien Cap, then Seller shall have no obligation to satisfy or remove said Involuntary Liens and to the extent that Seller elects not to satisfy or remove such Involuntary Liens, then Buyer may, within three (3) Business Days after Buyer’s receipt of written notice from Seller of its unwillingness to remove any such Involuntary Liens, elect to: (1) terminate this Agreement by notice in writing to Seller, in which event Seller shall, within five (5) Business Days after its receipt of Buyer’s notice to terminate this Agreement pursuant to this Section 6(d), return the Earnest Money to Buyer and thereafter each party shall be released of all obligations under this Agreement except for those that expressly survive termination; or (2) waive its objection to the Involuntary Liens and agree to accept title to the Property subject to all Involuntary Liens, with a credit against the Purchase Price in favor of Buyer in the amount of the Involuntary Lien Cap. Buyer hereby agrees and acknowledges that any Required Clearance Exceptions may be paid and/or satisfied by Seller at Closing.

(e)     At all times during the term of this Agreement, except for any Permitted Seller Actions (as defined below), Seller shall not execute any documents which shall be recorded in the Public Records of Miami-Dade County, Florida or would otherwise affect title to the Real Property without Buyer’s prior written consent, which may be withheld (i) in Buyer’s reasonable discretion prior to the expiration of the Examination Period, or (ii) in Buyer’s sole and absolute discretion following the expiration of the Examination Period; provided, however, that, notwithstanding the foregoing or anything contained in this Agreement to the contrary, nothing contained in this Agreement shall preclude, prevent or prohibit Seller from taking any actions or executing any documents with respect to the Property (whether recorded in the Public Records of Miami-Dade County, Florida or otherwise), which are consistent with the terms of this Agreement (e.g. obtaining and recording release of liens or other encumbrances, if any, against the Real Property) (collectively, the “Permitted Seller Actions”).

(f)     If at any time subsequent to the expiration of the Examination Period and prior to the Closing of this transaction, any endorsement of the Title Commitment and/or recertifications of the Survey obtained by Buyer reflect new matters not previously reflected on the Title Commitment and/or Survey, as applicable, that materially and adversely affect Buyer’s ability to re-develop the Real Property (“Subsequent Title Matters”), Buyer may object to such Subsequent Title Matters by providing Seller with written notice of such objections (such notice, the “Subsequent Title Objections Notice”) so long as such Subsequent Title Matters are not caused by, through or under Buyer. Upon receipt of a Subsequent Title Objections Notice, Seller shall have the right at its option, but not the obligation, to cure or agree to cure any Subsequent Title Matters objected to by Buyer, in a manner reasonably acceptable to Buyer and the Title Company, at or prior to Closing. Seller shall have five (5) Business Days after receipt of Buyer’s Subsequent Title Objections Notice (the “Subsequent Title Response Period”) to notify Buyer in writing (“Seller’s Subsequent Title Response Notice”) whether it has elected to cure any Subsequent Title Matters objected to in Buyer’s Subsequent Title Objections Notice, or has elected not to cure any such Subsequent Title Matters. If Seller fails to send a Seller’s Subsequent Title Response Notice prior to the expiration of the Subsequent Title Response Period, then Seller shall be deemed to have elected not to cure any Subsequent Title Matters objected to by Buyer. If, pursuant to Seller’s Subsequent Title Response Notice or Seller’s failure to timely deliver the Seller’s Subsequent Title Response Notice, Seller has elected (or is deemed to have elected) not to cure any one or more of the Subsequent Title Matters objected to by Buyer in a timely delivered Subsequent Title Objections Notice, then, notwithstanding anything contained in this Agreement to the contrary, Buyer may terminate this Agreement by delivering to Seller written notice of Buyer’s election to terminate this Agreement pursuant to this Section 6(f) (such notice to terminate, the “Subsequent Title Termination Notice”) on or before the date that is the earlier of: (i) the Closing Date; or (ii) five (5) Business Days after the expiration of the Subsequent Title Response Period. If Buyer timely delivers the Subsequent Title Termination Notice, then Seller shall, within five (5) Business Days after its receipt of the Subsequent Title Termination Notice, return the Earnest Money to Buyer and thereafter Buyer and Seller shall be released of any and all obligations under this Agreement, except for those that expressly survive termination. If Seller fails to timely deliver a Seller’s Subsequent Title Response Notice or if Seller does not elect to cure, or agree to cure (or is deemed to have elected not to cure), any Subsequent Title Matters objected to by Buyer in a timely delivered Subsequent Title Objections Notice, and if Buyer does not timely elect to terminate this Agreement as provided in this Section 6(f), then such Subsequent Title Matters that Seller does not elect to cure or agree to cure (or is deemed to have elected not to cure) shall be deemed waived by Buyer and classified as Permitted Exceptions, except with respect to any Required Clearance Exceptions.

Section 7.     Examination Period.

(a)     Access. During the Examination Period, Buyer, its agents and/or representatives shall have the right to enter upon the Real Property for the purpose of inspecting, examining, performing tests and surveying the Real Property to determine if the Property is suitable to Buyer, all of which inspections and investigations shall be undertaken at Buyer’s sole cost and expense. In connection with Buyer’s inspections and investigation of the Property, Buyer shall have the right to perform a Phase I Environmental Site Assessment at the Property (the “Phase I ESA”). If, and only if, the Phase I ESA recommends that a Phase II Environmental Site Assessment or any additional environmental testing be performed, then Buyer shall have the right, without obtaining the prior consent of Seller, to perform only such additional testing that is recommended in the Phase I ESA; provided, however, that, notwithstanding the foregoing, Buyer shall have the right to perform geotechnical testing at the Property. Except as set forth herein, Buyer shall not perform any invasive testing at the Property without first obtaining Seller’s written consent, which consent shall be at Seller’s sole and absolute discretion. After completing its inspection of the Real Property, Buyer shall, at its sole cost and expense, repair any damage it has caused to the Real Property. Buyer agrees to indemnify and hold Seller harmless from any damages resulting from the acts of Buyer, its agents or representatives in exercising its rights under this Section 7 (but excluding any pre-existing Property conditions except to the extent that any such pre-existing Property conditions are exacerbated by Buyer or any of its contractors, employees or agents and then only to extent of such exacerbation). All inspections shall be conducted during normal business hours with no less than twenty four (24) hours prior notice to Seller, and Buyer shall coordinate any on-site inspections of the Property with Seller so that Seller may have a representative present at all times desired by Seller. All inspections of the Real Property shall be conducted in such a manner as to reasonably avoid any unreasonable interference with any business operations on the Real Property. All information obtained by Buyer during the Examination Period and thereafter until Closing shall be kept confidential except for disclosures to any of Buyer’s current, or prospective lenders, members, managers, officers, directors, trustees, employees, consultants, advisors, agents, representatives, partners and/or shareholders as may be required in connection with Buyer’s investigation and acquisition of the Real Property or as otherwise required by law. Buyer’s obligations to restore the Real Property and indemnify Seller under this Section 7 shall survive any termination of this Agreement. At or prior to the expiration of the Examination Period, Buyer shall notify Seller, in writing, as to which Contracts Seller shall terminate effective as of Closing, all of which shall be terminated at no cost or expense to Buyer. To the extent that Buyer fails to timely notify Seller, in writing, of any Contract(s) that it elects to have Seller terminate, then Seller shall have no obligation to terminate any such Contract(s) and, at Closing, Buyer shall take title to the Property subject to any such Contract(s).

(b)     Termination of Re-Plat of Property. Seller has informed Buyer that the owner of certain real property adjacent to the portion of the Real Property located west of North Miami Avenue (the “Adjacent Owner”) has ceased the process of re-platting such adjacent parcel (the “Adjacent Parcel”) and the Real Property (the “Re-Plat”) pursuant to that certain Letter of Agreement Regarding Joint Application for Replatting dated January 13, 2014 (the “Re-Plat Agreement”). In connection therewith, Seller shall provide Buyer with documentation evidencing the termination of the Re-Plat Agreement within three (3) Business Days following the Effective Date. In connection with the Re-Plat, Seller executed that certain Agreement for Construction of Certain Improvements recorded September 9, 2015 in Official Records Book 29770, Page 1956 of the Public Records of Miami-Dade County, Florida (the “Improvements Agreement”). Seller agrees to use good faith efforts to cause the City to provide such reasonable documentation that may be required by the Title Company in order to cause the removal of the Improvements Agreement as a Schedule B, Section II Exception on the Title Commitment; provided, however, that the removal of the Improvements Agreement as a Schedule B, Section II Exception shall not constitute or be deemed a condition precedent to Buyer’s obligation to proceed to Closing nor shall Seller’s failure to cause the deletion of the Improvements Agreement as a Schedule B, Section II Exception constitute a default by Seller under this Agreement and Buyer agrees and acknowledges that if Seller is unable to cause the removal of the Improvements Agreement from the Title Commitment, then Buyer shall take title to the Real Property subject to the Improvements Agreement without any reduction of, or credit against, the Purchase Price.

(c)     Code Violations; 40/50 Year Recertification. Seller hereby discloses to Buyer that the Improvements and/or the Property may be subject to various Miami-Dade County, Florida (the “County”) and/or City of Miami, Florida (the “City”) code enforcement violations (collectively, the “Code Violations”) and that some of the Improvements are pending the 40/50 year recertification (the “40/50 Year Recertification”). To the extent that any Code Violations may be satisfied in whole or in part by the payment of a liquidated sum, then such Code Violations shall be deemed Involuntary Liens for all purposes under this Agreement and, subject to the Involuntary Lien Cap, Seller shall be obligated to pay and discharge same as set forth in Section 6(d) above. Buyer hereby acknowledges and agrees that except as set forth in the preceding sentence, Seller shall have no obligation whatsoever with respect to the Code Violations. In order to address the 40/50 Year Recertification, Buyer has informed Seller that, after Closing, it will demolish all Improvements located on the Real Property. Given Buyer’s plans to demolish all Improvements on the Real Property, Seller has informed Buyer that, in order to avoid further Code Violations with respect to the Improvements located on the SEC Assemblage, Seller will demolish the Improvements on the SEC Assemblage prior to the Closing Date. Within ten (10) days after the Effective Date, each of Buyer and Seller shall obtain a quote from a general contractor duly licensed within the State of Florida for the demolition of the Improvements on the SEC Assemblage (the “SEC Assemblage Demolition”) in strict accordance with all applicable laws, regulations, rules, codes, ordinances and/or requirements (each a “Demolition Quote” and collectively, the “Demolition Quotes”). The lower of the two (2) Demolition Quotes shall be referred to in this Agreement as the “Approved Demolition Quote”. Once the Approved Demolition Quote is established in accordance with the preceding sentence, Seller shall proceed with the SEC Assemblage Demolition. At Closing, Buyer shall reimburse Seller for any costs and/or expenses incurred by Seller in connection with the SEC Assemblage Demolition that are in excess of One Hundred and No/100 Thousand Dollars ($100,000.00) (the “SEC Assemblage Reimbursement”). Solely by way of example, if the Approved Demolition Quote reflects an estimate for the SEC Assemblage Demolition equal to $125,000.00 and Seller incurs costs and expenses in connection with the SEC Assemblage Demolition equal to $125,000.00, then, at Closing, the SEC Assemblage Reimbursement shall be equal to $25,000.00. For the avoidance of any doubt, the SEC Assemblage Reimbursement shall be in addition to, and not included as a part of, the Purchase Price. Except for Seller’s obligations with respect to the SEC Assemblage Demolition pursuant to this Section 7(c), Seller shall have absolutely no obligation or liability with respect to the demolition of any Improvements on the Real Property and the demolition of any such Improvements shall be at Buyer’s sole cost and expense.

(d)     Release. Buyer acknowledges that it will have the opportunity to inspect the Property during the Examination Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Buyer deems necessary, and Buyer, on behalf of itself and its agents, employees, officers, directors, partners, controlling persons and affiliates and their successors and assigns, hereby forever releases and discharges Seller and its partners, shareholders, members, officers, directors, agents, employees, property manager, controlling persons and affiliates from (i) responsibility or claims arising out of or related to the condition (including the presence in the soil, air, structures, and surface and subsurface waters, of hazardous materials), valuation, salability, or utility of the Property, or its suitability for any purpose whatsoever and (ii) any claims Buyer or its successors and assigns may have against Seller now or in the future based on any environmental law or the presence of hazardous materials or any other pollutants or contamination on the Property; and (iii) any claims Buyer or its successors or assigns may have against Seller now or in the future based upon the 40/50 Year Recertification and/or any Code Violations that Seller is not obligate to cure pursuant to the terms of this Agreement. The foregoing release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Seller, provided, however, the foregoing release shall not be applicable to Seller’s representations to the contrary as expressly set forth in Section 11 of this Agreement. The provisions of this Section 7(d) shall survive Closing.

(e)     AS-IS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, IT IS UNDERSTOOD AND AGREED THAT THE SELLER DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, VALUE, OPERATING HISTORY, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. BUYER AGREES THAT WITH RESPECT TO THE PROPERTY AND EXCEPT AS SPECIFICALLY SET FORTH HEREIN OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR SELLER’S AGENTS OR EMPLOYEES. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT BUYER IS RELYING SOLELY ON ITS OWN EXPERIENCE AND ITS OWN CONSULTANTS, AND BUYER, AS OF THE EXPIRATION OF THE EXAMINATION PERIOD, SHALL HAVE CONDUCTED SUCH INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY INCLUDING, BUT NOT LIMITED TO, PHYSICAL AND ENVIRONMENTAL CONDITIONS, AND SHALL RELY UPON SAME, AND UPON CLOSING, SHALL ASSUME THE RISK OF ALL ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS WHICH MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL PURCHASE AND ACCEPT FROM SELLER THE PROPERTY “AS IS” AND “WHERE IS” WITH ALL FAULTS AND THERE ARE NO ORAL AGREEMENTS, WARRANTIES, REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS DELIVERED BY SELLER AT CLOSING. THE PROVISIONS OF THIS SECTION 7(e) SHALL SURVIVE CLOSING.

    Buyer’s Initials /s/ MA

Section 8. Buyer’s Termination Rights. If, prior to the expiration of the Examination Period, Buyer determines in its sole and absolute discretion, that the Property is unsuitable to Buyer for any reason or for no reason at all, and provides written notice to Seller thereof (“Termination Notice”) on or before the expiration of the Examination Period, then this Agreement shall terminate, Seller shall retain the Initial Earnest Money Deposit, and thereafter Buyer and Seller shall be released of any and all obligations under this Agreement except for those that expressly survive termination. If, prior to the expiration of the Examination Period, Buyer determines the Property is suitable in Buyer’s sole discretion and provides written notice to Seller thereof on or before the expiration of the Examination Period, then this Agreement shall continue in full force and effect (“Approval Notice”). In the event Buyer fails to deliver the Approval Notice or Termination Notice as provided herein, then Buyer shall be deemed to have sent an Approval Notice and this Agreement shall continue in full force and effect. To the extent that Buyer delivers (or is deemed to have delivered) an Approval Notice, then Buyer shall deliver to Seller, via wire transfer to Seller’s Account, within three (3) Business Days after the expiration of the Examination Period, the Additional Earnest Money Deposit. Promptly after any termination by Buyer pursuant to this Section 8, Buyer shall promptly return to Seller the materials and information furnished to Buyer by Seller and any other Property Documents.

Section 9. Insurance. At least two (2) Business Days prior to any entry on the Real Property by Buyer, its agents, employees, consultants, contractors or subcontractors, Buyer shall deliver to Seller certificates or other written confirmation reasonably satisfactory to Seller showing that: (i) Buyer or Buyer’s inspecting company has in effect a comprehensive general liability insurance covering any and all liability of Buyer (or its inspector, as the case may be) and Seller with respect to or arising out of any work to be performed by Buyer, or for Buyer under this Agreement with limits not less than $1,000,000.00 per occurrence and $2,000,000 aggregate for bodily injury, personal injury and property damage liability; and (ii) Seller shall be named as additional insured on such insurance policies.

Section 10.      Seller’s Deliveries. Seller shall deliver to Buyer within five (5) Business Days following the Effective Date copies of the materials and documents with respect to the Property which are described in Exhibit “G” attached hereto, to the extent, however, that such materials and/or documents are in the possession or control of the Seller (hereinafter, the “Property Documents”). Seller hereby represents and warrants to Buyer that, to Seller’s knowledge, the Property Documents delivered to Buyer pursuant to this Agreement, constitute complete copies of all such materials and documents in Seller’s possession and/or control, but Seller does not otherwise represent or warrant as to the accuracy or completeness of any of the Property Documents. Buyer acknowledges that its decision to purchase the Property is based upon Buyer’s independent investigation and evaluation of the Property.

Section 11.     Representations of Seller. Seller makes the following representations to Buyer, which are true and correct as of the Effective Date and shall be true and correct as of the Closing Date:

(a)     Seller is a corporation duly formed and validly existing under the laws of the State of Florida, has all requisite company power and authority (i) to enter into this Agreement and each other agreement, document or instrument required to be executed in accordance herewith and to perform its obligations hereunder, and (ii) to carry out the other transactions and agreements contemplated in this Agreement.

(b)     This Agreement has been duly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)     The individual executing this Agreement on behalf of the Seller has the requisite authority to do so for and on behalf of Seller.

(d)     Except for the Code Violations, the 40/50 Year Recertification and the 2018 Delinquent Taxes, to Seller’s knowledge, there are no pending or threatened matters of litigation, administrative actions or arbitrations against or with respect to the Seller and/or Property.

(e)     Seller is not a foreign person or disregarded entity within the meaning of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended.

(f)     Performance under this Agreement will not result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any agreement or other instrument which is either binding upon or enforceable against Seller.

(g)     Seller represents that Seller has not received any notices of violation with respect to any Hazardous Materials or of any applicable Environmental Laws affecting the Property which remain uncured and Seller has no knowledge of any prior notice of environmental violations received by Seller during the period of its ownership which may otherwise have been cured. As used herein, “Hazardous Materials” shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, (except for vinyl asbestos floor tile), human blood and other human waste products, or any other substance or material, defined as a “hazardous substance” by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing (collectively, “Environmental Laws”).

(h)     There are no agreements to sell the Property or any portion thereof, except for this Agreement.

(i)     There are no contracts, leases or other occupancy agreements, either written or oral, which affect the Property and Seller has exclusive possession of the Property, other than the Contracts (the true, correct and complete list of which is attached hereto as Exhibit “H”).

(j)     Seller has not received written notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to, and to Seller’s knowledge, is unaware of any actual or threatened taking of the Property or any portion thereof for any public or quasi-public purpose by the exercise of the right of condemnation or eminent domain.

(k)     To Seller’s knowledge, no commitments relating to the Property have been made to any governmental authority, utility company, school board, church or other religious body or any merchant’s association or any other organization, group or individual which would impose an obligation upon the Buyer or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property, and no governmental authority has imposed any requirement that any owner of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with the Property.

(l)     Seller has no employees with respect to the Property.

(m)     Neither Seller, nor, to Seller’s knowledge, any person or entity holding any legal or beneficial interest whatsoever in Seller, is included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended. For the avoidance of any doubt, Seller’s representations in this Section 11(m) shall not, in any event, extend or apply to any stockholders of Seller’s publicly traded parent company.

(n)     The representations set forth in this Section 11 are solely for the benefit of the Buyer and are to remain true and correct at Closing. In the event that: (i) Buyer now or hereafter has actual knowledge, through its inspections or otherwise, that any of the representations or warranties made by Seller under this Agreement were not true or correct when made or become untrue or incorrect prior to the Closing Date or that Seller has breached a covenant under this Agreement; and (ii) Buyer nevertheless closes the transaction contemplated by this Agreement, then Buyer shall be deemed to have waived any such representation, warranty or covenant breach (as applicable) and shall have no further claim against Seller with respect thereto. If, prior to the Closing, Buyer obtains actual knowledge that any of the representations made herein by Seller in this Section 11 are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within three (3) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If, at or prior to the Closing, Seller obtains actual knowledge that any of the representations made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within three (3) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If Seller is unable or does not elect to so cure any such misrepresentation prior to the Closing (as the same may be extended pursuant to the terms of this Section 11(n)), then Buyer for any and all such untrue, inaccurate or incorrect representations or warranties shall elect as it sole and exclusive remedy either (a) to waive such misrepresentations or breaches of representations and warranties, and consummate the transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement, in its entirety by written notice given to Seller on or before the Closing, in which event this Agreement shall be terminated, Seller shall, within five (5) Business Days after its receipt of Buyer’s notice to terminate this Agreement pursuant to this Section 11(n), return the Earnest Money to Buyer, together with a reimbursement to Buyer for its Third Party Expenses (as defined below), and thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If Seller elects to cure any misrepresentation and provides Buyer with written notice of such election and Seller is unable, despite its commercially reasonable and good faith efforts, to cure any such misrepresentation prior to the Closing Date, then the Closing Date shall automatically be extended in order to allow Seller sufficient time to cause the cure of such misrepresentation; provided, however, that any such extension shall not, in any event, exceed fifteen (15) calendar days. For all purposes under this Agreement, Buyer shall be deemed to have actual knowledge of any and all matters reflected in the Property Documents and/or the contents of all inspections, reports, studies, examinations, assessments or inquiries obtained by Buyer with respect to the Property.

(o)     If, after the Closing, Buyer discovers a breach of representation made by Seller, then Buyer may, as its sole and exclusive remedy, pursue an action against Seller for actual damages incurred by Buyer as a result of Seller’s breach of such representation. Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that any claim(s) brought by Buyer against Seller after the Closing based on an alleged breach of a representation by Seller must be filed in the appropriate forum pursuant to this Agreement, within six (6) months from Closing (the “Survival Period”). Following the expiration of the Survival Period, Buyer shall have no right and hereby waives any claims for any breach by Seller of the representations contained herein. Notwithstanding anything in this Agreement to the contrary, the maximum amount of liability that Seller shall have under any circumstance for any and all surviving obligations under this Agreement (including, without limitation, any obligation or liability arising out of any representation made by Seller in this Agreement, and any liability under any instrument or document delivered by Seller at or in connection with the Closing) shall not exceed Four Hundred Thousand and No/100 Dollars ($400,000.00). This Section 11(o) shall survive the Closing for the Survival Period.

(p)     All references in this Section 11 or elsewhere in this Agreement “to Seller’s knowledge,” or to Seller’s awareness and words of similar import shall refer solely to facts within the actual, conscious, present knowledge of David Barka, as Interim CEO of Seller, without any duty of investigation or inquiry, and shall not include knowledge imputed from the knowledge of any other person, or constructive knowledge. Reference to Seller or David Barka in this Section shall in no way be construed to make David Barka personally liable for, or to have personally made, any representation or warranty herein.

Section 12.     Buyer’s Representations. Buyer makes the following representations to Seller, which are true and correct as of the Effective Date and which will be true and correct at Closing:

(a)     Buyer is duly organized, validly existing and in good standing under the laws of the state of Florida, has all requisite company power and authority (i) to enter into this Agreement and each other agreement, document or instrument required to be executed in accordance herewith and to perform its obligations hereunder, and (ii) to carry out the other transactions and agreements contemplated in this Agreement.

(b)     This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(c)     The individual executing this Agreement on behalf of Buyer has the requisite authority to do so for and on behalf of Buyer.

(d)     Performance under this Agreement will not result in any breach of or default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any material agreement or other instrument which is either binding upon or enforceable against Buyer.

Buyer’s representations shall survive for the Survival Period.

Section 13.     Seller’s Covenants. Seller covenants and agrees with Buyer that:

(a)     From and after the Effective Date, if Seller receives written notice of any threatened or pending investigation or inquiry by any governmental authority with respect to the Property for any reason, or that there is any threatened or pending litigation affecting or relating to the Property, Seller will give prompt written notice thereof to Buyer.

(b)     From and after the Effective Date, except for any Permitted Seller Actions, Seller will not enter into any contractual arrangement of any nature, including, without limitation, a lease or amendment to and/or modification of a lease, which in any manner affects the Property without first having received Buyer’s written consent, which may be withheld (i) in Buyer’s reasonable discretion prior to the expiration of the Examination Period, or (ii) in Buyer’s sole and absolute discretion following the expiration of the Examination Period. Additionally, Seller shall provide Buyer with executed copies of such documentation promptly after execution. For the avoidance of any doubt, nothing in this Section 13(b) shall: (A) preclude, prevent or prohibit Seller from entering into any agreements or executing any documentation in connection with any Permitted Seller Actions; (B) require Seller to obtain any prior consent of Buyer (whether written or otherwise) in connection with any Permitted Seller Actions; and/or (C) require Seller to provide Buyer with executed copies of any documents executed in connection with any Permitted Seller Actions.

Section 14.     Conditions Precedent. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of the following conditions, which may be waived by Buyer in its sole discretion (collectively, “Conditions Precedent”):

(a)     No suit, action, or other proceeding shall be pending before any court or governmental agency by which any third party is seeking to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated herein.

(b)     The issuance of the Title Policy (or a written commitment therefor) subject only to the Permitted Exceptions. Buyer shall use diligent, good faith efforts to cause the Title Policy to be issued.

If any one of the above Conditions Precedent shall not have been satisfied as of the Closing Date, then Buyer shall provide Seller with written notice of such failure and Seller shall have the right to extend the Closing Date in order to cure such failure; provided, however, that any such extension shall, in no event, exceed fifteen (15) calendar days (the “Outside Closing Date”). If Seller fails to satisfy any pending Conditions Precedent on or before the Outside Closing Date, then Buyer, at its option, may either: (A) terminate this Agreement by written notice thereof to Seller, in which event Seller shall, within five (5) Business Days after its receipt of Buyer’s notice to terminate this Agreement pursuant to this Section 14, return the Earnest Money to Buyer and, thereafter, the parties shall have no further right or obligation hereunder, other than with respect to obligations hereunder that expressly survive the termination of this Agreement; or (B) waive such Conditions Precedent in writing, in which event Buyer shall proceed to Closing pursuant to the terms of this Agreement without any reduction of, or credit against, the Purchase Price.

Section 15.     Default.

(a)     The parties hereto acknowledge the impossibility of precisely ascertaining the amount of the damages to Seller in consequence of a default hereunder by Buyer and hereby declare and agree that the Earnest Money paid by Buyer hereunder represents the reasonable estimate of such damages. Accordingly, in the event of Buyer’s default hereunder, Seller’s only remedy shall be to terminate this Agreement and retain as Seller’s absolute property all Earnest Money not as a penalty, but in liquidation of the damages sustained by Seller because of such default, whereupon Buyer shall have no further liability or obligation hereunder to Seller and no other remedy shall be available for Buyer’s breach of this Agreement. Notwithstanding the foregoing, however, Buyer shall be liable to Seller for any actual damages incurred by Seller by reason of Buyer’s failure to indemnify Seller in accordance with Section 7 above.

(b)     In the event of Seller’s failure or inability to close this transaction or other breach of this Agreement, Buyer will have the right, as its sole and exclusive remedies with respect to such failure, either to (i)  terminate this Agreement by giving written notice thereof to Seller on or before the Closing Date, whereupon neither party will have any further rights or obligations under this Agreement except as set forth herein to the contrary and Seller shall, within five (5) Business Days after its receipt of Buyer’s notice to terminate this Agreement pursuant to this Section 15, return the Earnest Money to Buyer, together with a reimbursement to Buyer for its actual and documented Third Party Expenses (as defined below), or (ii) bring an action against Seller for specific performance of Seller’s obligations under this Agreement; however, in the event the remedy of specific performance is not available to Buyer as a result of Seller’s intentional actions, Buyer may pursue an action against Seller for actual damages caused thereby anything to the contrary notwithstanding. Subject to the immediately preceding sentence, the foregoing shall be Buyer’s sole remedies in the event of Seller’s default hereunder and Buyer shall have no action against Seller for damages. As used in this Section 15(b) the term “Third Party Expenses” shall mean Buyer’s actual and documented third party transaction costs and expenses incurred with respect to the transaction governed by this Agreement, which Third Party Expenses may include, costs and expenses in connection with Buyer’s due diligence review of the Property, preparation of design drawings and plans, preparation for Closing, any reports, studies or other materials Buyer ordered or obtained and reasonable legal fees; provided, however, that in no event shall Seller’s reimbursement obligation pursuant to this Section 15(b) exceed Seventy Five Thousand and No/100 Dollars ($75,000.00) regardless of Buyer’s actual Third Party Expenses.

Section 16.     Closing.

(a)     The sale and purchase of the Property will be consummated on the Closing Date through an escrow with the Title Company or at such other place or by such other method as is agreed upon in writing by Seller and Buyer.

(b)     At Closing, Seller shall deliver or cause to be delivered to Buyer, fully executed and notarized where applicable the following:

i.     A Special Warranty Deed subject only to the Permitted Exceptions, the form of which is attached hereto as Exhibit “C” (“Deed”).

ii.     A non-warranty General Assignment and Bill of Sale conveying Seller’s interest to the Intangible Property, the form of which is attached hereto as Exhibit “D” (“Bill of Sale”).

iii.     an assignment of the licenses, permits, etc., the form of which is attached hereto as Exhibit “E” (“Assignment of Licenses”), Buyer shall assume all of the obligations of Seller as described in the Assignment of Licenses as of the Closing Date and thereafter.

iv.     an affidavit in compliance with Section 1445 of the Internal Revenue Code (included in Owner’s Affidavit).

v.     A so-called owner’s affidavit the form of which is attached hereto as Exhibit “F” (“Owner’s Affidavit”).

vi.     Such other documents as the Title Company may reasonably request evidencing Seller’s existence, power, and authority of Seller to enter into and execute this Agreement and to consummate the transaction herein contemplated and to allow the Title Company to issue the Title Policy.

vii.     An IRS Form 1099-s Real Estate Reporting Form.

viii.     A settlement statement showing all closing amounts.

(c)     At Closing, Buyer shall deliver or cause to be delivered to Seller, fully-executed and notarized where applicable and at Buyer’s sole cost and expense:

i.     A counterpart signature page of the Assignment of Licenses;

ii.     The balance of the Purchase Price in immediately available United States wired funds (subject to the adjustments and prorations as provided herein and a credit for the Earnest Money);

iii.     The SEC Assemblage Reimbursement;

iv.     A certified resolution of Buyer authorizing the entering into and execution of this Agreement and the consummation of the transaction herein contemplated; and

v.     A settlement statement showing all closing amounts.

(d)     From and after Closing, upon the reasonable written request of either party, Buyer and Seller shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances and assurances as may be required to further evidence and confirm the transactions provided for in this Agreement, or as otherwise may be required or appropriate to carry out the transactions contemplated hereby.

Section 17.     Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been given upon receipt or refusal to accept delivery if: (a) hand-delivered, (b) sent by reputable overnight delivery service or certified mail, return receipt requested and postage prepaid or (c) sent via electronic transmission with a PDF attachment (so long as such notice is simultaneously sent by a method set forth in subclause (a) or (b)), to the addresses set out in Section 1(o) as to Seller and in Section 1(p) as to Buyer, or at such other addresses as specified by written notice delivered in accordance herewith.

Section 18.     Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto.

Section 19.     Assignment. This Agreement shall bind and inure to the benefit of Seller and Buyer and their respective heirs, executors, legal representatives, successors and assigns. This Agreement may be assigned by Buyer without the prior written approval of Seller to any entity in which Buyer or its principals have a controlling interest; otherwise, this Agreement may not be assigned by Buyer without the prior written approval of Seller.

Section 20.     Applicable Law. This Agreement shall be construed under the laws of the State of Florida and venue in any action shall be Miami-Dade County, Florida.

Section 21.     Time is of the Essence. Time is of the essence with respect to the performance and payment of all obligations of Seller and Buyer under this Agreement, and the exercise of all rights of Seller and Buyer under this Agreement. Any time period provided for herein which ends on a Saturday, Sunday or a legal holiday will extend to 5:00 p.m. EST of the next Business Day.

Section 22.     Attorneys’ Fees. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, recover attorneys’ fees, expenses and costs of investigation as actually incurred at all trial and appellate levels, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys’ fees, costs and expenses in any such suit or proceeding.

Section 23.     Gender. As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular as the context may require.

Section 24.      Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

Section 25.     Signatures/Counterparts. In order to expedite the transaction contemplated herein, telecopied or electronic facsimiles of signatures may be used in place of original signatures on this Agreement. Seller and Buyer intend to be bound by the signatures on the telecopied or electronic facsimile document, are aware that the other party will rely on the telecopied or electronic facsimile signatures and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

Section 26.     Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

Section 27.     No Marketing. Prior to the Closing Date or earlier termination of this Agreement, no portion of the Property or any interest therein shall be alienated, conveyed, or otherwise transferred. Furthermore, prior to Closing or the earlier termination of this Agreement, Seller shall not market the Property, nor participate in discussions with potential purchasers of the Property or potential joint venture partners with respect to the sale or conveyance of the Property nor enter into any back-up contracts, term sheets, or letters of interest with respect to the sale of the Property or any portion thereof.

Section 28.     Survival. Except as otherwise expressly set forth in this Agreement, all representations and warranties of Seller and obligations of Seller hereunder set forth in this Agreement shall not survive the Closing, but shall merge into the Closing and the delivery of the Deed.

Section 29.     Section 1031 Exchange. Either Seller or Buyer may consummate the sale and purchase of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Buyer’s or Seller’s obligations under this Agreement; (ii) Buyer and/or Seller, as applicable, shall effect the Exchange through a qualified intermediary and neither Buyer nor Seller shall be required to take an assignment of the purchase agreement for the exchange property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iii) each party electing such Exchange shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had the party electing such Exchange not consummated its purchase through the Exchange. Neither Buyer nor Seller shall by this agreement or acquiescence to the Exchange (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the Code.

Section 30.     Waiver of Trial by Jury. SELLER AND BUYER HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AGREEMENT OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SELLER AND BUYER ENTERING INTO THE SUBJECT TRANSACTION.

Section 31.     Disclosures.  Buyer acknowledges that Seller is a wholly-owned subsidiary of a publicly traded company and, as such, may be required to publicly disclose the execution of this Agreement and the consummation of the transactions contemplated by this Agreement, in each case, including, but not limited to, the location of Real Property, purchase price and Buyer’s name and a description of the material terms of this Agreement (such as the purchase price), and may be required to publicly file this Agreement with the Securities and Exchange Commission. Buyer hereby forever releases and discharges Seller and its partners, shareholders, members, officers, directors, agents and employees, controlling persons and affiliates from responsibility or claims arising out of the disclosure that Buyer or its successors and assigns may have against Seller now or in the future based on such disclosure. The provisions of this Section 31 shall survive closing.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be duly executed.

BUYER: PRH INVESTMENTS, LLC, a Florida Limited Liability Company

By:	/s/ Matthew J. Allen
Name:	Matthew J. Allen
Title:	Vice President
Date:	June 17, 2019

SELLER: DIAMEDIX CORPORATION, a Florida corporation

By:	/s/ David Barka
Name:	David Barka
Title:	President
Date:	June 14, 2019

EXHIBIT “A”

REAL PROPERTY

PARCEL 1:

Lots 3 and 6 in Block 10 of JOHNSON & WADDELL'S ADDITION TO THE CITY OF MIAMI, according to the Plat thereof, as recorded in Plat Book 6, Page 68, of the Public Records of Miami-Dade County, Florida.

PARCEL 2:

Lot 1, LESS the West 20 feet, Lot 2, LESS the West 20 feet, and Lots 4, and 5 in Block 2, of FLEMING AND PEARSON SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 146, of the Public Records of Miami-Dade County, Florida.

PARCEL 3:

Lot 3, LESS the West 20 feet, in Block 2, of FLEMING AND PEARSON SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 146, of the Public Records of Miami-Dade County, Florida.

PARCEL 4:

Lots 1 and 2 in Block 3, of BAYVIEW ADDITIONS, according to the Plat thereof, as recorded in Plat Book B, Page 107, of the Public Records of Miami-Dade County, Florida, LESS that part of said Lots 1 and 2 lying West of line which is 35 feet East of the center line of North Miami Avenue.

PARCEL 5:

Lots 4 & 5, Block 10, WADDELL'S ADDITION, according to the Plat thereof, recorded in Plat Book B, at Page 53, of the Public Records of Miami-Dade County, Florida.

PARCEL 6:

Lot 1, Block 10, WADDELL'S ADDITION, according to the Plat thereof, recorded in Plat Book B, at Page 53, of the Public Records of Miami-Dade County, Florida.

PARCEL 7:

Lot 2, Block 10, JOHNSON & WADDELL'S ADDITION, according to the Plat thereof, recorded in Plat Book 6, at Page 68, of the Public Records of Miami-Dade County, Florida.

EXHIBIT “B”

Reserved

.

EXHIBIT “C”

This instrument was prepared by

and should be returned to:

Folio No:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made this       day of           , 2019, between                          , whose mailing address is:                               , grantor*,                                whose mailing address is:                          , grantee*,

WITNESSETH that said grantor, for and in consideration of the sum of Ten ($10.00) Dollars, and other good and valuable considerations to said grantor in hand paid by said grantee, the receipt whereof is hereby acknowledged, has granted, bargained and sold to the said grantee, and grantee’s heirs and assigns forever, the following described land, situate, lying and being in Miami-Dade County, Florida, to-wit (the “Property”):

Subject To:

1.	Taxes and assessments for the year 2019 and subsequent years.
2.	All easements, conditions, covenants, restrictions, reservations, limitations, agreements and other matters of record, provided that this instrument shall not reimpose same.
3.	Existing applicable governmental building and zoning ordinances and other governmental regulations.
4.	Matters that would appear on a current and accurate survey of the Property

TOGETHER with the easements, privileges, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD the same in fee simple forever.

AND GRANTOR hereby covenants with Grantee that Grantor is lawfully seized of the Property in fee simple; that Grantor has good right and lawful authority to sell and convey the Property; and that Grantor does hereby fully warrant the title to the Property and will defend the same against the lawful claims of all persons claiming by, through or under Grantor, but against none other.

SIGNATURE OF GRANTOR ON FOLLOWING PAGE

IN WITNESS WHEREOF, grantor has caused this Special Warranty Deed to be executed by its duly authorized representative on the day and year first above written.

Signed, sealed and delivered
in the presence of:
(As to all)

Witness:
Print Name:

Witness:
Print Name:

STATE OF _________	)

) SS:
COUNTY OF __________	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by __________________________, as _______________ of ______________________, on behalf of the Corporation who is personally known to me or who has produced a valid _______________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this       day of _____________, 2019.

Notary Public, State of Florida
My Commission Expires:
Typed, printed or stamped name of Notary Public

EXHIBIT “D”

Prepared by:

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that ____________________________, a Florida ________________________________, party of the first part, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00), lawful money of the United States, paid by _____________________________________, a Florida _____________________________ , party of the second part, the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto the said party of the second part, and its successors and assigns, the following goods and chattels:

Existing fixtures and equipment, not otherwise owned by the Tenant, together with all Intangible Property, as defined in the Purchase Agreement between the parties hereto, all in “AS IS” conditions without warranty or representation (except as hereinafter set forth), located in the following parcel of land:

See attached exhibit “A” (the “Property”).

TO HAVE AND TO HOLD the same unto the party of the second part, its successors and assigns, executors and assigns forever.

AND for itself and its successors and assigns, hereby covenants to and with the said party of the second part, and its successors and assigns, that it does have good right to sell the same aforesaid, and that it will warrant and defend the sale of the said property, goods and chattels hereby made, unto the said party of the second part and its successors and assigns against the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, the party of the first part has hereunto set its hand and seal, this ___ day of ____________, 2019.

Signed, sealed and delivered
in the presence of:	______________________________,
a ______________________

Witness:	By: _________________________________
Print Name:	_________________,

Witness:
Print Name:

STATE OF	)

) SS:
COUNTY OF __________	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by ___________________________, the ___________ of ________________________________, who is personally known to me or who has produced a valid _______________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this           day of ________________________, 2019.

Notary Public, State of Florida

My Commission Expires:

EXHIBIT “E”

ASSIGNMENT OF LICENSES, PERMITS, SERVICE AGREEMENTS, ETC.

THIS ASSIGNMENT, made this           day of                  , 2019, by and between _______________________________, a Florida ________________________, hereinafter referred to as “Assignor”, and ________________________________, a Florida ________________________ hereinafter referred to as “Assignee”:

W I T N E S S E T H:

WHEREAS, Assignor has agreed to sell and Assignee has agreed to purchase all of Assignor’s fee simple interest in the premises located in Miami-Dade County, Florida, together with all improvements thereon, located at           ,            County, Florida, more specifically described and known as Exhibit “A,” (the “Property”); and

WHEREAS, included within the purchase price for the fee title to the Property, Assignor has agreed to sell and Assignee has agreed to purchase all of the Assignor’s right, title and interest in and to (i) all deposits, licenses, permits, authorizations, approvals, impact fee credits, certificates of occupancy, if any, pertaining to the ownership and/or operation of the Property, and all entitlements benefitting Property, including, without limitation, those relating to any zoning or land use approvals currently in place for the Property, (ii) all intangible property owned by Seller and used exclusively in connection with the Property, including all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the improvements located on the Property, (iii) the contracts attached hereto as Exhibit “B” (collectively, "Contracts"), all existing transferable guaranties, warranties, and indemnities that relate to the construction, operation and/or use the Property, if any;

NOW, THEREFORE, Assignor, for and in consideration of the sum of Ten and 00/100 ($10.00) Dollars, and other good and valuable considerations to it in hand paid by Assignee, the receipt whereof is hereby acknowledged, and in order to induce Assignee to consummate the closing of the leasehold title in the Property, has granted, bargained, sold, assigned, transferred, and set over and by these presents does grant, bargain, sell, assign, transfer, deliver and set over unto the Assignee, subject to the terms and conditions hereof, and without warranty or representation, all of the right, title and interest of Assignor in and to the following:

1.     All deposits, licenses, permits, authorizations, approvals, impact fee credits, certificates of occupancy, if any, pertaining to the ownership and/or operation of the Property, and all entitlements benefitting Property, including, without limitation, those relating to any zoning or land use approvals currently in place for the Property.

2.     All intangible property owned by Seller and used exclusively in connection with the Property, including all plans and specifications, if any, in the possession of Seller which were prepared in connection with the construction of any of the improvements located on the Property.

3.     All existing transferable guaranties, warranties, and indemnities that relate to the construction, operation and/or use the Property, if any.

4.     The Contracts.

5.     Assignor agrees to indemnify and hold harmless Assignee from and against any and all claims, demands, causes of actions, judgments, and liabilities, including attorneys’ fees and costs incident thereto, which may be asserted or recovered against Assignee arising out of or relating or pertaining to the assignments contemplated herein accruing prior to the date hereof.

6.     Assignee agrees to indemnify and hold harmless Assignor from and against any and all claims, demands, causes of actions, judgments, and liabilities, including attorneys’ fees and costs incident thereto, which may be asserted or recovered against Assignor arising out of or relating or pertaining to the assignments contemplated herein accruing after the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set its hand and seal this             day of ______________, 2019.

Signed, sealed and delivered	ASSIGNOR:
in the presence of:

______________________________,
a ______________________

Witness:	By: _________________________________
Print Name:	_________________,

Witness:
Print Name:

STATE OF FLORIDA	)
) SS:

COUNTY OF MIAMI-DADE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by _____________________, as the President of ______________________, who is personally known to me or who has produced a valid ____________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this           day of ______________, 2019.

Notary Public, State of Florida

My Commission Expires:
Typed, printed or stamped name of Notary Public

JOINDER OF ASSIGNEE ON FOLLOWING PAGE

The undersigned Assignee does hereby assume and agree to assume and be bound by each and every of the license agreements, permits, service agreements, etc. assigned hereunder.

ASSIGNEE:

______________________________,
a Florida ______________________

Witness:	By: _________________________________
Print Name:	___________________, Managing Member

Witness:
Print Name:

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by ___________________, as Managing Member of _________________________________, who is personally known to me or who has produced a valid _______________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this ____ day of ______________, 2019.

Notary Public, State of Florida

My Commission Expires:
Typed, printed or stamped name of Notary Public

Exhibit A

to

ASSIGNMENT OF LICENSES, PERMITS, SERVICE AGREEMENTS, ETC.

Legal Description

Exhibit B

To

ASSIGNMENT OF LICENSES, PERMITS, SERVICE AGREEMENTS, ETC.

The Contracts

EXHIBIT “F”

OWNER’S AFFIDAVIT

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

BEFORE ME, the undersigned authority, personally appeared (“Affiant”) as _________________________________________________ (“Seller”), being by me first duly sworn, deposes and says:

1.	That , is the owner of the following described real property located in County, Florida, to-wit:

(the “Property”)

2.	Seller is this day conveying its rights, title and interest in and to the above described property to (“Buyer”).

3.

To the best of Affiant’s knowledge, the Property is free and clear of any unrecorded liens, taxes, encumbrances and claims of every kind, nature and description whatsoever and except for real estate taxes for the year 200_ and subsequent years.

4.

Within the past ninety (90) days (i) there have been no improvements, alterations, or repairs to the Property for which the costs thereof remain unpaid, and (ii) there have been no claims for labor or material furnished for repairing or improving the same, which remain unpaid.

5.	To the best of Affiant’s knowledge, there are no mechanic’s, materialmen’s, or laborer’s liens against Seller’s interest in the Property.

6.

To the best of Affiant’s knowledge, there are no matters pending by or against the Seller that could give rise to a lien that could attach to the Property between                , the Effective Date of                                                  (the “Title Company”) Commitment for Title Insurance No.                                    (the “Commitment”), and the date of the recording of the deed from Seller to Buyer. Affiant hereby agrees and represents that Seller will not execute or record any instrument or do any act whatsoever that in any way may or would affect the title to the Property, including, but not limited to, mortgaging or conveying the Property or any interest therein, or causing any liens to be recorded against the Property or Seller. Affiant is executing this Affidavit in part for the purpose of allowing immediate disbursement of the proceeds of the sale of the Property, pursuant to FS §627,7841.

7.

This Affidavit is made for the purpose of inducing the Buyer to purchase the Property from the Seller, the Title Agent to insure title to the Property, and the Title Company to issue title on said Property.

8.

To the best of Affiant’s knowledge, no judgment or decree has been entered in any court of any state of the United States against said Seller, which remains unsatisfied, and which adversely affects the Property.

9.	To the best of Affiant’s knowledge, no person or entity other than the Seller claims or is presently entitled to the right of possession or is in possession of the Property.

10.

Section 1445 of the Internal Revenue Code provides that a transferee (Buyer) of a U.S. real property interest must withhold tax if the transferor (Seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon disposition of the Property interest by the transferor, Affiant hereby certifies the following on behalf of the transferor:

a.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

b.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

c.	Transferor’s U.S. Taxpayer Identification Number is: _________________;

d.	Transferor’s forwarding/office address is: _____________;

e.	Transferor has no “unsatisfied withholding liability” as defined and used in Section 1445, U.S. Internal Revenue Code and U.S. Income Tax Regulations;

f.	This certification is given to induce the Buyer, to purchase the Property; and,

g.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

h.	Transferor acknowledges that the transferee, and any attorney, agent and employee of Buyer, are relying upon this certification not to withhold or pay any sum to the U.S. Internal Revenue Service.

i.	Under penalties of perjury Transferor declares that it has examined this certification and to the best of its knowledge and belief it is true, correct and complete.

11.	Affiant is familiar with the nature of an oath and with the penalties as provided by the laws of the State aforesaid for falsely swearing to statements made in an instrument of this nature.

12.	Affiant has read the full facts of this Affidavit and understands its context.

2

FURTHER AFFIANT SAYETH NOT.

Signed, sealed and delivered

In the presence of:

___________,

Print Name:

Print Name:

STATE OF FLORIDA	)
) SS:
COUNTY OF MIAMI-DADE	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by ____________________, as ________________ of                     , who is personally known to me or who has produced a valid _______________ driver’s license as identification.

WITNESS my hand and official seal in the County and State last aforesaid this _____ day of __________ 2019.

Notary Public, State of Florida
My Commission Expires:	Print Name:

3

EXHIBIT “G”

SELLER’S DELIVERIES

To the extent available, Seller shall deliver or cause to be delivered to Buyer copies of all of the following at Seller’s sole cost and expense:

(a)     Tax Bills. Copies of the most recent real property tax bills and assessments for the Property.

(b)     Contracts. Copies of all Contracts, including but not limited to, service contracts, utility contracts, maintenance contracts, management contracts, leasing contracts, exterminator (termite) contracts, equipment leases, brokerage and leasing commission agreements, and other agreements or rights related to the ownership, use, or operation of the Property.

(c)     Insurance. Certificates of insurance and/or copies of insurance policies and the insurance claims history for the two (2) most recent calendar years prior to Closing and, to the extent available, for the current year.

(d)     Reports. All reports, if any, in Seller’s possession or control relating to the Property, including most current appraisal, environmental reports, asbestos reports, environmental audits, soils reports, site plans, surveys, engineering reports and plans, landscape plans, structural calculations, floor plans, construction contracts, and other reports or documents of significance to the Property.

(e)     Operating Statements. All financial and other operating statements and year-to-date (2 years) statements relating to the Property and prepared by or on behalf of Seller, all of which are hereby certified by Seller as true and correct and an accurate representation of the financial condition of the Property.

(f)     Warranties. Copies of all presently effective warranties or guaranties from any contractors, subcontractors, or material suppliers in connection with any of the Real Property or any construction, renovation, repairs or alterations of the Improvements or any tenant improvements.

(g)     Permits. All governmental permits and approvals relating to the construction, operation, use, or occupancy of the Property, including without limitation all building permits, certificates of completion, certificates of occupancy, environmental permits and licenses (including, without limitation, permits relating to the existence, operation, or removal of underground storage tanks), and sign permits.

(h)     Deposits. A list of all deposits and bonds posted by Seller with utility providers, sureties, governmental agencies or others in connection with the Property.

(i)     Notices. Copies of any communications or notices received which relate to the compliance or lack of compliance of the Property with any rule, regulation, law, or ordinance promulgated by any governmental authority having jurisdiction over the Property, including any environmental rule, regulation, law or ordinance; Copies of all communications or notices received relating to pending or threatened litigation or condemnation proceedings, including tenant lawsuits; and Copies of all communications or notices received from any board of fire underwriters or from any insurance company which has issued a policy with respect to the Property requesting the performance of any repairs or other work or notifying of the cancellation or termination of any insurance policy.

EXHIBIT “H”

THE CONTRACTS

1.	Agreement for Security Services by and between __ and Seller dated ___.

EXHIBIT “I”

TITLE COMMITMENT

[See attached]

1

EXHIBIT “J”

FORM OF MEMORANDUM OF CONTRACT

This Instrument has been prepared by or under the supervision of (and after recording return to):

Name:               Kimberly S. LeCompte, Esq.

Address:           Greenberg Traurig, P.A.

333 SE 2nd Avenue

Miami, Florida 33131

(Space reserved for Clerk of Court)

MEMORANDUM OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS MEMORANDUM OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the “Memorandum”) is executed as of June __, 2019 by DIAMEDIX CORPORATION, a Florida corporation (“Seller”) and PRH INVESTMENTS, LLC, a Florida limited liability company (“Buyer”).

W I T N E S S E T H

WHEREAS, Seller is the owner of that certain real property located in Miami-Dade County, Florida more particularly described on Exhibit “A attached hereto (the “Property”).

WHEREAS, Seller and Buyer have entered into that certain Agreement for Purchase and Sale of Real Property dated June ___, 2019 (the “Purchase Agreement”) for the purchase and sale of the Property and other property and rights owned by Seller, as more particularly described in the Purchase Agreement. Initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement; and

WHEREAS, Seller and Buyer desire to place all persons to whom these presents may come upon notice of the existence of the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby give record notice of the following:

1.      The foregoing recitals are true and correct and are incorporated herein by reference.

2.      All persons are hereby placed on notice of the existence of the Purchase Agreement.

2

3.      The rights of Buyer as purchaser under the Purchase Agreement and this Memorandum shall automatically expire for all purposes and be of no further force and effect upon the recording of a written instrument terminating or releasing this Memorandum, executed by Seller and Buyer.

4.      Seller hereby agrees and confirms that in the event of Seller’s failure to return all or any portion of the Earnest Money to Buyer, as and to extent the required under the Purchase Agreement, Buyer (and/or any assignee of Buyer as provided in the Purchase Agreement) may file and record a claim of lien in the Public Records of Miami-Dade County, Florida on the Property in the amount of the Earnest Money not returned Buyer and further, in such case, Buyer may pursue all remedies available at law or in equity under Florida law against Seller for the return of the Earnest Money, which include but are not limited to foreclosure of the claim of lien filed and recorded on the Property.

5.      The terms of this Memorandum may be modified or amended only by an instrument in writing, fully executed by Seller and Buyer.

6.     This Memorandum may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which when taken together shall be deemed to be one and the same instrument.

[the remainder of this page is intentionally left blank.]

3

IN WITNESS THEREOF, the parties have executed this Memorandum as of the day and year first above written.

GRANTOR:

Witnessed by:

DIAMEDIX CORPORATION,

a Florida corporation

Print Name:	By:
Name:
Title:
Print Name:

STATE OF _______________	)
) SS:
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this ___ day of June, 2019 by _________________________________, as ________________________ of DIAMEDIX CORPORATION, a Florida corporation, on behalf of said corporation. He/She is personally known to me or has produced ________________________ as identification.

[NOTARIAL SEAL]	Notary: ________________________ Print Name: ________________________ Notary Public, State of ________________ My commission expires: ________________

GRANTEE:

Witnessed by:	PRH INVESTMENTS, LLC, a Florida limited liability company

Print Name:	By:
Name:
Title:
Print Name:

STATE OF _______________	)
) SS:
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this ___ day of June, 2019 by _________________________________, as ________________________ of PRH INVESTMENTS, a Florida limited liability company, on behalf of said company. He is personally known to me or has produced ________________________ as identification.

[NOTARIAL SEAL]	Notary: ________________________ Print Name: ________________________ Notary Public, State of ________________ My commission expires: ________________

Exhibit “A”

Property Legal Description

PARCEL 1:

Lots 3 and 6 in Block 10 of JOHNSON & WADDELL'S ADDITION TO THE CITY OF MIAMI, according to the Plat thereof, as recorded in Plat Book 6, Page 68, of the Public Records of Miami-Dade County, Florida.

PARCEL 2:

Lot 1, LESS the West 20 feet, Lot 2, LESS the West 20 feet, and Lots 4, and 5 in Block 2, of FLEMING AND PEARSON SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 146, of the Public Records of Miami-Dade County, Florida.

PARCEL 3:

Lot 3, LESS the West 20 feet, in Block 2, of FLEMING AND PEARSON SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 146, of the Public Records of Miami-Dade County, Florida.

PARCEL 4:

Lots 1 and 2 in Block 3, of BAYVIEW ADDITIONS, according to the Plat thereof, as recorded in Plat Book B, Page 107, of the Public Records of Miami-Dade County, Florida, LESS that part of said Lots 1 and 2 lying West of line which is 35 feet East of the center line of North Miami Avenue.

PARCEL 5:

Lots 4 & 5, Block 10, WADDELL'S ADDITION, according to the Plat thereof, recorded in Plat Book B, at Page 53, of the Public Records of Miami-Dade County, Florida.

PARCEL 6:

Lot 1, Block 10, WADDELL'S ADDITION, according to the Plat thereof, recorded in Plat Book B, at Page 53, of the Public Records of Miami-Dade County, Florida.

PARCEL 7:

Lot 2, Block 10, JOHNSON & WADDELL'S ADDITION, according to the Plat thereof, recorded in Plat Book 6, at Page 68, of the Public Records of Miami-Dade County, Florida

EXHIBIT “K”

FORM OF TERMINATION OF MEMORANDUM OF CONTRACT

This Instrument Prepared by, record

and return to:

Peter D. Lopez, Esq.

Stearns Weaver Miller Weissler

Alhadeff & Sitterson, P.A.

150 W. Flagler Street, Suite 2200

Miami, FL 33130

SPACE RESERVED FOR RECORDER’S OFFICE

TERMINATION OF MEMORANDUM OF AGREEMENT

FOR PURCHASE AND SALE OF REAL PROPERTY

[Official Records Book ____, Page ____]

THIS TERMINATION OF MEMORANDUM OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Termination”) is made as of this ____ day of _________, 2019 by and among DIAMEDIX CORPORATION, a Florida corporation (the “Seller”), and PRH INVESTMENTS, LLC a Florida limited liability company (the “Buyer”).

RECITALS

A.     Seller and Buyer entered into that certain Memorandum of Agreement for Purchase and Sale of Real Property (the “Memorandum”) made as of ______, 2019, recorded at Official Records Book _____, Page ___ of the Public Records of Miami-Dade County, Florida.

B.     Seller and Buyer desire to terminate the Memorandum.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.     Recitals. The foregoing recitals are true and correct and are incorporated herein by reference and made a part hereof as though set forth in full.

2.     Termination of Memorandum. Seller and Buyer hereby agree that the Memorandum is hereby terminated and is and shall be of no further force or effect, effective as of the date hereof.

3.     Counterparts. This Termination may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed one agreement.

Remainder of page intentionally left blank.

Executions appear on following pages.

IN WITNESS WHEREOF, the parties have executed this Termination as of the date set forth above.

Signed, sealed and delivered In the presence of:
AS TO SELLER:

DIAMEDIX CORPORATION,
a Florida corporation

Print Name:	By:
Name:
Title:

Print Name:

STATE OF FLORIDA	)
)
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this __ day of _________, 2019, by _____________ as ___________ of Diamedix Corporation, on behalf of the corporation.

☐ Personally Known            ☐ Produced Drivers License             ☐ Produced:

Print or Stamp Name: Notary Public, State of Florida at Large Commission No.: My Commission Expires

Executions continued on following pages

Signed, sealed and delivered In the presence of:
AS TO BUYER:

PRH INVESTMENTS, LLC,
a Florida limited liability company

Print Name:	By:
Name:
Title:

Print Name:

STATE OF FLORIDA	)
)
COUNTY OF _______________	)

The foregoing instrument was acknowledged before me this __ day of __________, 2019, by                , as                of PRH Investments, LLC, a Florida limited liability company on behalf the company.

☐ Personally Known     ☐ Produced Drivers License           ☐ Produced:

Print or Stamp Name: Notary Public, State of Florida at Large Commission No.: My Commission Expires